UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 19, 2010

CROWN OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52750
(Commission File Number)

98-0495144
(IRS Employer Identification No.)

190 – 119 N. Commercial Street, Bellingham, Washington  98225
(Address of principal executive offices and Zip Code)

(360) 392 - 3963
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, we appointed Peter Kurceba to our board of directors.

Mr. Kurceba spent over 35 years in various capacities in management and exploration in the oil exploration sector.  He recently retired as a Partner of J.F. Mackie & Company, an independent equity investment firm based in Calgary, Alberta, where he provided technical perspectives on domestic and foreign resource deals from 2004 to 2010.

Mr. Kurceba was a founder and VP Exploration of Profico Energy Management Ltd. from 2000-2004.  From 1992-1997, he was CEO and founding shareholder of Canrise Resources Ltd, a Calgary based startup that acquired, developed and managed reserves and was subsequently sold to Poco Petroleum Ltd.  Mr. Kurceba was Managing Partner and Director of General Atlantic Oils Ltd from 1989 - 1992, where he participated in the recapitalization and management of a private Canadian oil and gas subsidiary and was responsible for exploration, development and acquisition efforts.  Mr. Kurceba’s other positions included Chief Geologist and VP of Poco Petroleum Ltd. from 1983-1989; Exploration Manager of Conwest Exploration Ltd from 1981 – 1983; Exploration Manager of Concept Resources Ltd from 1980 – 1981; Senior Geologist of Merland Explorations Ltd from 1979 - 1980; District Geologist at Norcen Energy Resources Ltd from 1977-1979; and, Geologist and Junior Geologist at Mobil Oil Canada Ltd from 1973 – 1977.  Mr. Kurceba obtained his B.Sc. in Geology from the University of Alberta in 1972.

Mr. Kurceba is currently a Director of Yoho Resources Ltd.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

99.1         News Release dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ Stanislav Bogomolov
Stanislav Bogomolov
President and CEO

Date:  October 27, 2010